Exhibit 99.Bh(xviii)

SIXTH AMENDMENT TO FUND ACCOUNTING AGREEMENT

Effective May 1, 2008

The Fund Accounting Agreement dated January 3, 2000 by and between HARTFORD SERIES FUND, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to restate Schedule C as attached hereto.

HARTFORD SERIES FUND, INC.

/s/ Robert Arena
Robert Arena
Vice President

HARTFORD LIFE INSURANCE COMPANY

/s/ Robert Arena
Robert Arena
Senior Vice President

SCHEDULE C

To the Fund Accounting Agreement

between Hartford Series Fund, Inc. and Hartford Life Insurance Company

MUTUAL FUND ACCOUNTING FEES

Annual Fee calculated at the following annual rate based on the Aggregate Fund Net Assets:

Hartford Capital Appreciation HLS Fund,

Hartford Global Advisers HLS Fund,

Hartford High Yield HLS Fund and

Hartford Total Return Bond HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.018%
On next $5 billion	0.016%
Over $10 billion	0.014%

Hartford Dividend and Growth HLS Fund,

Hartford Global Growth HLS Fund and

Average Daily Net Assets	Annual Rate
On first $5 billion	0.014%
On next $5 billion	0.012%
Over $10 billion	0.010%

Hartford Equity Income HLS Fund,

Hartford Fundamental Growth HLS Fund,

Hartford Global Communications HLS Fund,

Hartford Global Financial Services HLS Fund,

Hartford Global Health HLS Fund,

Hartford Global Technology HLS Fund

Hartford Growth HLS Fund,

Hartford Index HLS Fund,

Hartford MidCap Value HLS Fund,

Hartford Money Market HLS Fund,

Hartford Stock HLS Fund and

Hartford Value HLS Fund

Average Daily Net Assets	Annual Rate
All assets	0.010%

Hartford Advisers HLS Fund,

Hartford Global Equity HLS Fund

Hartford International Growth HLS Fund,

Hartford International Opportunities HLS Fund and

Hartford International Small Company HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.016%
On next $5 billion	0.014%
Over $10 billion	0.012%

Hartford Disciplined Equity HLS Fund,

Hartford MidCap HLS Fund,

Hartford Mortgage Securities HLS Fund and

Hartford Small Company HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.012%
Over $5 billion	0.010%

American Funds Asset Allocation HLS Fund

American Funds Blue Chip Income & Growth HLS Fund

American Funds Bond HLS Fund

American Funds Global Bond HLS Fund

American Funds Global Growth & Income HLS Fund

American Funds Global Growth HLS Fund

American Funds Global Small Capitalization HLS Fund

American Funds Growth HLS Fund

American Funds Growth-Income HLS Funds

American Funds International HLS Fund

American Funds New World HLS Fund

Average Daily Net Assets	Annual Rate
All assets	0.010%